Exhibit 10.1

THIS SENIOR SECURED CONVERTIBLE DRAWDOWN PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF ARE OFFERED AND SOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

WOUND MANAGEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES

SENIOR SECURED CONVERTIBLE DRAWDOWN PROMISSORY NOTE

Up to $2,000,000	October 16, 2013

Ft. Worth, Texas

FOR VALUE RECEIVED, Wound Management Technologies, Inc., a Texas corporation (“WTI”), Wound Care Innovations, LLC, a Nevada limited liability company (“WCI”), Resorbable Orthopedic Products, LLC, a Texas limited liability company (“ROP”), and BioPharma Management Technologies, Inc., a Texas corporation (“BMT”), promise to pay to Brookhaven Medical, Inc., a Delaware corporation (“Lender”), the principal sum of up to Two Million Dollars ($2,000,000.00), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to eight percent (8.00%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  WTI, WCI, ROP and BMT are sometimes each referred to herein as a “Borrower”, and collectively, as the “Borrowers”.  Payment of principal and interest on this Note shall be made in lawful money of the United States of America unless this Note is converted as described herein.

All unpaid principal, together with any then unpaid and accrued interest, shall be due and payable on the later of: (i) the first anniversary date of this Note; (ii) the first anniversary date of the date of the Merger Agreement (as such term is defined in that certain Letter of Intent, dated October 10, 2013, by and between Lender and WTI), if the Merger Agreement is executed and delivered by Lender and WTI; or (iii) when, upon or after the occurrence of an Event of Default, such amounts are declared due and payable by Lender or made automatically due and payable in accordance with the terms hereof (the “Maturity Date”).

Prior to the Maturity Date, this Note may be prepaid in whole or in part, provided that Borrowers provide ten (10) days written notice of their intent to prepay the Note to Lender.  Lender shall have the option to convert any amounts to be prepaid as provided in Section 6 below.

The following is a statement of the rights of Lender and the conditions to which this Note is subject, and to which Lender, by the acceptance of this Note, agrees:

1.
Definitions. As used in this Note, the defined terms as set forth in the Drawdown Loan Agreement between the Lender and Borrowers dated October 10, 2013 (the “Loan Agreement”) shall have the same meanings as attributed thereto.

2.
Drawdowns.  The principal of this Note may be drawndown (each, a “Drawdown”) from time to time prior to the Maturity Date, upon written request from WTI to Lender (each, a “Drawdown Request”), which Drawdown Request must state the amount to be drawndown.  Set forth on Exhibit A is an expected Drawdowns Schedule (the “Drawdowns Schedule”).  The initial Drawdown of $100,000 is deemed to have been made as of the date of this Note, with funding of such initial Drawdown Request being on the date of this Note by wire transfer to an account specified in writing by WTI to Lender.  Thereafter, each Drawdown Request will be at the discretion of WTI and will be subject to the written approval of Lender; provided, however, that Lender approval shall not be required if any Drawdown Request is within the parameters (i.e., dollar amount and timing) set forth in the Drawdowns Schedule (each, a “Pre-Approved Drawdown Request”).  Except as provided above for the initial Drawdown Request: (i) each Pre-Approved Drawdown Request will be funded by Lender within two (2) Business Days after delivery by WTI to Lender of such Pre-Approved Drawdown Request; and (ii) all other Drawdown Requests will be funded by Lender within two (2) Business Days after approval by Lender, with all fundings being made by wire transfer to an account specified in writing by Borrower in the applicable Drawdown Request.

3.	Interest. Accrued interest on this Note shall be payable on the Maturity Date.

4.	Events of Default. The occurrence of an event constituting an Event of Default as set forth in the Loan Agreement shall constitute an Event of Default under this Note.

5.
Rights of Lender upon Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Lender, by written notice to Borrowers, may declare all outstanding accrued interest and principal payable by Borrowers under this Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence, and during the existence, of any Event of Default, immediately and without notice, all outstanding principal and accrued interest payable by Borrowers hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence, and during the existence, of any Event of Default (but only if the default is not cured within ten (10) business days after written notice of default has been delivered by Lender to Borrowers) Lender may exercise its rights under the Security Agreement and any other right power or remedy otherwise permitted by law, either by suit in equity or by action at law.

6.	Conversion.

(a)
Preferred Stock.  Subject to compliance with applicable securities laws and at the option of Lender, if the merger contemplated under the Merger Agreement is not terminated and not consummated, than any time thereafter but prior to the Maturity Date with written notice to Borrowers, all of the unpaid principal and accrued interest under this Note shall be converted automatically into fully paid and nonassessable shares of WTI’s Series C Convertible Preferred Stock at a conversion price of $70 per share (the “Conversion Price”); it being agreed and understood that if the Merger is consummated, than this Section 6 shall be deemed to be null and void and of no further force or effect.

(b)
Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note.  In lieu of WTI issuing any fractional shares to Lender upon the conversion of this Note, WTI shall pay to Lender an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence.  Upon conversion of this Note in full and the payment in full of all amounts specified in this Section 6(b), Borrowers shall be deemed to be forever released from all their obligations and liabilities under this Note.

(c)
No Registration.  By accepting this Note, Lender acknowledges that (a) this Note and the shares of the Series C Preferred Stock issuable on conversion hereof will not be registered under the Securities Act of 1933, as amended, or the securities laws of any state, and may not be sold or transferred without such registration or an exemption therefrom, and will bear a legend adverting to those restrictions.

7.	Successors and Assigns. Subject to the restrictions on transfer described herein, the rights and obligations of Borrowers and Lender shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of Borrowers and Lender.

8.	Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Borrowers and the Lender.

9.	Assignment by Borrowers. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Borrowers without the prior written consent of Lender.

10.	Attorneys’ Fees. Time is of the essence of this Note. If an Event of Default occurs and is continuing, Borrowers shall further pay to Lender the amounts provided for in Section 9.3(a) of the Loan Agreement.

11.	Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Note, or at such other address or facsimile number as Borrowers shall have furnished to Lender in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

12.	Waivers. Borrowers hereby waive notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

13.	Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law provisions of the State of Texas, or of any other state.

IN WITNESS WHEREOF, each of the undersigned, by its duly authorized officer, has executed this Note as of the day and year first above written.

[Signatures on Following Page]

WOUND MANAGEMENT TECHNOLOGIES, INC.

By:	/s/ Robert H. Lutz, Jr.
Robert H. Lutz, Jr.
Chief Executive Officer and President

WOUND CARE INNOVIATIONS, LLC

By:	/s/ Robert H. Lutz, Jr.
Robert H. Lutz, Jr.,
Chief Executive Officer

RESORBABLE ORTHOPEDIC PRODUCTS, LLC

By:	/s/ Robert H. Lutz, Jr.
Robert H. Lutz, Jr.,
President

BIOPHARMA MANAGEMENT TECHNOLOGIES, INC.

By:	/s/ Robert H. Lutz, Jr.
Robert H. Lutz, Jr.,
President

AGREED TO AND ACCEPTED
as of the date first set forth above:

BROOKHAVEN MEDICAL, INC.

By:	/s/ John D. Feltman
John D. Feltman, President

EXHIBIT A

Drawdown Schedule

Period	Drawdown Amount(1)

October 2013	100,000

November 2013	100,000

December 2013	200,000

January 2014	350,000

February 2014	1,250,000

_____________________

(1)The Drawdown Amounts listed above shall be the maximum amounts that Lender shall be responsible for and Borrowers and Lender agree that, to the extent actual operating results of the Borrowers exceed the forecast agreed upon by Borrowers and Lender, the amount of Drawdowns to be advanced by Lender shall be reduced by any such excess amount, provided that the Borrowers have at least $150,000 in the aggregate in cash at the end of each month.